SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  FISERV, INC.

             (Exact name of Registrant as specified in its charter)

                WISCONSIN                             39-1506125
      (State or other jurisdiction of     (IRS Employer Identification Number)
        incorporation or organization)

                                255 FISERV DRIVE
                           BROOKFIELD, WISCONSIN 53045
                                 (262) 879-5000

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                           FISERV, INC. EMPLOYEE STOCK
                                  PURCHASE PLAN
                              (Full title of plan)
                                KENNETH R. JENSEN
                         SENIOR EXECUTIVE VICE PRESIDENT
                                  FISERV, INC.
                                255 FISERV DRIVE
                           BROOKFIELD, WISCONSIN 53045
                            TELEPHONE: (262) 879-5000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                              CALCULATION OF REGISTRATION FEE


                                         Proposed          Proposed
                                         Maximum           Maximum
Title of                                 Offering          Aggregate          Amount of
Securities to         Amount to be       Price Per         Offering           Registration
BE REGISTERED (1)     REGISTERED (2)     SHARE (3)         PRICE (3)          FEE
-------------         -----------        ------            ------             ---
Common Stock,         800,000            $30.125           $24,100,000        $6,699.80
$.01 par value        shares
--------------        -----------        ----------        -----------        ---------


(1) Pursuant to Instruction F of Form S-8 and Rule 416(c), there are hereby registered an indeterminate amount of interests in the Employee Stock Purchase Plan. Pursuant to Rule 457(h)(2), no separate fee is required with respect to the interests in the Employee Stock Purchase Plan.

(2) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect, the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the average of the high and low sales prices for the Common Shares as reported on the Nasdaq National Market System on October 25, 1999.

                                     PART II

               Information Required in the Registration Statement

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Fiserv, Inc. ("Fiserv" or the "Company") and the Fiserv, Inc. Employee Stock Purchase Plan (the "Plan") hereby incorporate by reference in this Registration Statement the following documents that have been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Company's common stock contained in the Company's registration statement filed with the Commission under
          Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the securities registered under this Registration Statement will be passed upon by Charles W. Sprague, Esq., Executive Vice President, General Counsel and Secretary of the Company. Mr. Sprague beneficially owns 80,090 shares of Fiserv Common Stock, which number includes vested but unexercised stock options.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In general, the Wisconsin Business Corporation Law provides that a corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of actions arising in connection with their service as directors and officers of the corporation. In other cases, the Wisconsin statute provides that the corporation shall indemnify a director or officer against liability unless the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct. In addition, the corporation may reimburse a director or officer for his expenses in defending against actions as they are incurred upon the director's or officer's written request accompanied by a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the corporation and a written undertaking to repay amounts advanced if it is ultimately determined that indemnification is not required under the Wisconsin Business Corporation Law. A court of law may order that the corporation provide indemnification to a director or officer if the court finds that the director or officer is entitled thereto under the applicable statutory provision or is fairly and reasonably entitled thereto in view of all the relevant circumstances, whether or not such indemnification is required under the applicable statutory provision.

     The  Wisconsin  Business   Corporation  Law  specifies  various  procedures
pursuant  to  which  a  director  or  officer   may   establish   his  right  to
indemnification.

     Provided that it is not determined by or on behalf of the corporation that the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct, a Wisconsin corporation may provide additional rights to indemnification under its articles of incorporation or by-laws, by written agreement, by resolution of its board of directors or by a vote of the holders of a majority of its outstanding shares.

     The Registrant's By-laws provide for indemnification and advancement of expenses of directors and officers to the fullest extent provided by the Wisconsin Business Law. This provision is not exclusive of any other rights to indemnification or the advancement of expenses to which a director or officer may be entitled under any written agreement, resolution of directors, vote of shareholders, by law or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

     The following exhibits are filed with this registration statement:

Exhibit
NUMBER                              DESCRIPTION
------                              -----------

4.1               Fiserv, Inc. Employee Stock Purchase Plan

5.1 Opinion and consent of Charles W. Sprague, Esq.,Executive Vice President, General Counsel and Secretary of the Registrant as to the legality of the Common Stock being Registered

23.1              Consent of Deloitte & Touche LLP, Independent  Auditors

23.2              Consent of PricewaterhouseCoopers LLP, Independent Auditors

23.3 Consent of Charles W. Sprague, Esq. is contained in his opinion filed as Exhibit 5.1 to this Registration Statement

24 Powers of Attorney of Leslie M. Muma, Donald F. Dillon, George D. Dalton, Thomas P. Gerrity, L. William Seidman, Gerald J. Levy and Thekla R. Shackelford.



ITEM 9. UNDERTAKINGS

     (A)  RULE 415 OFFERING

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C)  INDEMNIFICATION  FOR  LIABILITIES  ARISING UNDER THE SECURITIES ACT OF
          1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brookfield, State of Wisconsin on October 25, 1999.

                                             FISERV, INC.

                                             BY:  /S/KENNETH R. JENSEN
                                                  -----------------------------
                                                  Kenneth R. Jensen
                                                  Senior Executive Vice
                                                  President and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




         *                              Vice Chairman, Chief Executive Officer,       October 25, 1999
------------------------                President and Director
(Leslie M. Muma)                        (Principal Executive Officer)


/S/KENNETH R. JENSEN                    Senior Executive Vice President,              October 25, 1999
------------------------                Treasurer and Director (Principal
(Kenneth R. Jensen)                     Financial and Accounting Officer)


         *                               Vice Chairman and Director                   October 25, 1999
------------------------
(Donald F. Dillon)


         *                               Chairman of the Board and Director           October 25, 1999
------------------------
(George D. Dalton)


         *                               Director                                     October 25, 1999
------------------------
(Thomas P. Gerrity)

         *                               Director                                     October 25, 1999
------------------------
(Gerald J. Levy)

         *                               Director                                     October 25, 1999
------------------------
(L. William Seidman)

         *                               Director                                     October 25, 1999
------------------------
(Thekla R. Shackelford)



*BY:  /S/KENNETH R. JENSEN
-----------------------------
(Kenneth R. Jensen, individually and as
attorney-in-fact for the persons indicated)

THE PLAN. Pursuant to the Securities Act of 1933, the Fiserv, Inc. Employee Stock Purchase Plan Committee, which administers the Plan, has duly caused this registration statement to be signed on behalf of the Plan, thereunto duly authorized in the City of Brookfield, State of Wisconsin, on October 25, 1999.

                  FISERV, INC. EMPLOYEE STOCK PURCHASE PLAN COMMITTEE

                  BY:      /S/JACK P. BUCALO
                           -----------------
                  Name:    Jack P. Bucalo
                  Title:   Member of the Fiserv, Inc. Employee Stock
                           Purchase Plan Committee

              EXHIBIT INDEX

     Exhibit
     NUMBER         DESCRIPTION
     ------         -----------

     4.1            Fiserv, Inc. Employee Stock Purchase Plan

     5.1 Opinion and consent of Charles W. Sprague, Esq., Executive Vice President, General Counsel and Secretary of the Registrant as to the legality of the Common Stock being Registered


    23.1            Consent of Deloitte & Touche LLP, Independent  Auditors

    23.2            Consent of PricewaterhouseCoopers LLP, Independent Auditors

    23.3 Consent of Charles W. Sprague, Esq. is contained in his opinion filed as Exhibit 5.1 to this Registration Statement

    24 Powers of Attorney of Leslie M. Muma, Donald F. Dillon, George D. Dalton, Thomas P. Gerrity, L. William Seidman, Gerald J. Levy and Thekla R. Shackelford.